Exhibit 99.1

Investor Relations:
Geoffrey M. Boyd
Chief Financial Officer
612-436-6486

Media Inquiries:
Jenna M. Soule
Sr. Manager, Communications
612-436-6426

For Immediate Release

Eschelon Telecom, Inc. Announces Agreement To
Acquire Oregon Telecom, Inc.

Minneapolis, MN — January 26, 2006 (NASDAQ: ESCH): Eschelon Telecom, Inc., a provider of integrated communications services to small and medium sized businesses in the western United States, announced that it has signed a definitive agreement to acquire Oregon Telecom, Inc., a privately-held competitive services provider based in Salem, Oregon. Eschelon will pay $20 million in cash to acquire Oregon Telecom.

Oregon Telecom sells local, long distance and Internet access services in Oregon to approximately 6,000 customers that have approximately 45,000 access lines.

“Oregon Telecom fits our acquisition filter very well,” stated Richard A. Smith, President and Chief Executive Officer of Eschelon Telecom. “The company is located primarily in our existing markets and they serve the same business segment — medium and small business customers.  Small business growth in the Northwest is quite robust, as the states of Oregon and Washington have seen the numbers of small businesses jump in the past five years by 107 percent and 105 percent(1) respectively. Oregon Telecom is EBITDA positive pre-synergies and they are already cash flow positive — significant accomplishments for a carrier of their size. Similar to our acquisition of Advanced TelCom, Inc., we expect to develop significant synergies, taking Oregon Telecom from a normalized EBITDA level of approximately $3 million to a post-synergy EBITDA level of approximately $6 million. That creates shareowner value and we expect future acquisitions to follow this same pattern,” said Smith.

“This is an excellent opportunity for Oregon Telecom, its employees and customers,” said Jeff Raines, Chief Executive Officer of Oregon Telecom.  “By joining Eschelon, Oregon Telecom will become part of a leading competitive services provider and will be able to provide our existing customers with an expanded facilities-based product line while continuing to deliver the high level of service that our customers have come to expect, “ said Raines.

The transaction is expected to close early in the second quarter of 2006.

(1) U.S Small Business Administration, 2005

Investor Conference Call

Eschelon will host a conference call for investors Friday, January 27, 2006 at 11 a.m. (CT).

Conference call number: (800) 240-2430

Confirmation Code: none needed

Replay number: (800) 405-2236 (The replay will be available between January 27, 2006 at 1:00 p.m. CT and Friday, February 3, 2006 at 11:59 p.m. CT.)

Replay passcode: 11052392#

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. is a facilities-based competitive communications services provider of voice and data services and business telephone systems in 19 markets in the western United States. Headquartered in Minneapolis, Minnesota, the company offers small and medium-sized businesses a comprehensive line of telecommunications and Internet products.  Eschelon currently employs approximately 1,110 telecommunications/Internet professionals, serves over 50,000 business customers and has in excess of 400,000 access lines in service throughout its markets in Minnesota, Arizona, Utah, Washington, Oregon, Colorado, Nevada and California.  For more information, please visit our web site at www.eschelon.com

About Oregon Telecom, Inc.

                Oregon Telecom was formed in 2001 with a mission to enhance communication between people by providing reliable telecom solutions and extraordinary customer care. Based in Salem, Oregon, and serving nine markets throughout Oregon, the company has 90 employees and offers a wide range of business products and services including local lines, long distance and Internet access. For more information, please visit www.oregontelecom.com.

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict.  Actual results may differ materially from these forward-looking statements because of the difficulties inherent in acquiring and integrating businesses, the company’s history of losses, ability to maintain relationships with ILECs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.

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TRANSACTION INFORMATION SHEET

(all data as of 9/30/05)

PARTIES	ESCHELON TELECOM, INC.	OREGON TELECOM, INC.	TOTAL
Public/Private	Public	Private	Public

Company Description

Eschelon Telecom, Inc. was founded in 1996 and is a rapidly growing provider of integrated voice, data and Internet services. The company offers small and medium sized businesses a comprehensive line of telecommunications and Internet products including local lines, long distance, business telephone systems, DSL, Dedicated T-1 access, network solutions and Web hosting.

Oregon Telecom was formed in 2001 and resells a wide range of local, long distance and Internet services. Based in Salem, Oregon, the company has 91 associates serving nine markets throughout Oregon, and one market in Washington.

The combined company will be a leading facilities-based regional CLEC focused on small and medium sized business customers in key western states.

Switches	12 Voice, 13 Data	none	12 Voice; 13 Data

Colocations	127	none	127

Retail Access Line Equivalents	406,000	45,000	451,000

Primary Markets Served	Portland/Eugene/Salem, OR Bend/Medford, OR Phoenix, AZ Salt Lake City, UT Reno, NV Santa Rosa, CA Minneapolis/St. Paul, MN Denver/Boulder, CO Seattle/Tacoma/Everett, WA Bellingham/Olympia/ Yakima, WA	Salem, OR Eugene, OR Bend, OR Klamath Falls, OR Medford, OR Newport, OR Oregon City, OR Portland, OR Roseburg, OR Albany, OR Belllingham, WA

Portland/Eugene/Salem, OR
Bend/Medford, OR
Phoenix, AZ
Salt Lake City, UT
Reno, NV
Santa Rosa, CA
Oregon City, OR
Klamath Falls/Newport, OR
Albany/Roseburg, OR
Minneapolis/St. Paul, MN
Denver/Boulder, CO
Seattle/Tacoma/Everett, WA
Bellingham/Olympia/ Yakima, WA

Primary States Served	Oregon Washington Arizona Utah Nevada Minnesota Colorado California	Oregon Washington	Oregon Washington Arizona Utah Nevada Minnesota Colorado California

RBOC Territory	Qwest Verizon SBC	Qwest Verizon	Qwest Verizon SBC

Customers	50,000+ Business	6,000 Business	56,000 Business

2005 Q3 Annualized Revenues	$232 Million	$24 Million	$256 Million

Quota Carrying Sales Associates	191	15	206

COMBINED COMPANY SUMMARY

ESCHELON TELECOM, INC. AND OREGON TELECOM, INC.

Transaction Summary	•	Eschelon will pay $20 million cash for Oregon Telecom.
	•	Closing subject to regulatory approval.
	•	Closing expected in early Q2 2006.

Market Position	•	Combination will deepen penetration in key markets.
	•	Combined company will serve over 56,000 customers and over 450,000 access line equivalents.
	•	Combined entity creates a larger organization with deeper market coverage which will be positioned well for future market consolidation opportunities.

Operational Highlights	•

Until the transaction closing, the two companies will continue to operate separately. During this time, day-to-day operations will not be affected and customers will continue to receive the highest levels of customer service

	•	Eschelon adds a broad range of facilities-based services for the majority of Oregon Telecom customers.

Contact Information	Investor Relations: Geoffrey M. Boyd Chief Financial Officer Eschelon Telecom, Inc. 612-436-6486 Media Inquiries: Jenna M. Soule Sr. Manager, Communications Eschelon Telecom, Inc. 612-436-6426